Exhibit 4(b)

CONTRACT SPECIFICATIONS

Contract Number:                                                               990000614
Annuitant:                                                                           TEST
Age at Issue:                                                                       51
Contract Date:                                                                    Mar 14, 2011
Initial Gross Purchase Payment:                                         $20,000.00
Maturity Date:                                                                      December 9, 2067
Owner( s) :                                                                          Test
Beneficiary Designation:                                                      Refer to the Client Information Profile
Death Benefit on Contract Date:                                          ACCOUNT VALUE

PURCHASE PAYMENT AND ALLOCATION REQUIREMENTS:
Minimum Subsequent Gross Purchase Payment Transmitted Electronically: $25
Minimum Subsequent Gross Purchase Payment Transmitted Other Than Electronically: $100
Minimum Allocation to Any One Variable Subaccount: $20
Minimum Allocation To The DCA Fixed Account: $2,000

ACCOUNT FEE:
The Account Fee is $0 per Contract Year.

SALES CHARGE
A Sales Charge does not apply to this Contract

VARIABLE ACCOUNT:
Lincoln Life Variable Annuity Account N

FIXED ACCOUNT:
Minimum Guaranteed Interest Rate:
Contract Years 1 through 6: 1.75%
Contract Years 7 and later: 3.00%

VARIABLE ACCOUNT REQUIREMENTS:

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MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE:

We assess a daily charge equal on an annual basis to the percentages shown of the average daily net asset value of each Variable Subaccount. The daily charge will not exceed the percentage(s) shown.

If, on the Contract Date, one of the below listed Death Benefit Option(s) has been selected, the Mortality and Expense Risk and Administrative Charge will be as indicated for the Death Benefit Option selected.
        Death Benefit Option(s): Charges:
                          Contract Value Death Benefit: 0.65%

MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE ON OR AFTER THE ANNUITY COMMENCEMENT DATE: 0.60%.

The daily charge will not exceed the percentage shown.

TRANSFER REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

Transfers cannot be made during the first 30 days.
The amount being transferred may not exceed LNL's maximum amount limit then in effect.
LNL reserves the right to require a 30 day minimum time period between each transfer.

Maximum Number of Transfers Not Subject to a Transfer Fee: 12 per Contract Year, excluding automatic DCA transfers. Transfers in excess of 12 per Contract Year must be authorized by LNL.
Variable Account:

Minimum Single Transfer Amount From A Variable Subaccount: The lesser of 1) $300; or 2) the remaining amount in the Variable Subaccount.

Minimum Transfer Amount To A Variable Subaccount: $300

Fixed Account:
Minimum Single Transfer To The DCA Fixed Account: $300
Minimum Single Transfer Amount From The DCA Fixed Account: The lesser of 1) $300; or 2) the remaining amount in the DCA Fixed Account. This restriction does not apply to automatic DCA transfers.

WITHDRAWAL AND SURRENDER REQUIREMENTS:
Minimum Partial Withdrawal Amount: $300
DEATH BENEFIT REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

The Owner may select a Death Benefit Option(s) to be effectiveas of the Contract Date. If no Death Benefit Option is selected, the Guarantee of Principal Death Benefit will be the Death Benefit effectiveas of the Contract Date.
ANNUITY PAYMENT REQUIREMENTS:
Determination of the First Annuity Payment Date:

Form 30070CDA 8/03                                                                                                                                 InvestmentSolutions/CV

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For 100% Fixed Annuity Payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. If any portion of the annuity payment will be on a variable basis, the Annuity Payment Date will be 14 days after the Annuity Commencement Date. The Annuity Unit value, if applicable, and Contract Value used to effect annuity payments will be determined as of the Annuity Commencement Date.

Minimum Annuity Payment Amount: $50
Minimum Guaranteed Interest Rate for the Fixed Annuity Payment:   1.5%
Assumed Investment Rate for the Variable Annuity Payment: Between 3% to 6%

Form 30070CDA 8/03                                                                                               Page 3.2                                                                             InvestmentSolutions /CV